EXHIBIT 99.1

50 Barnes Park North, Suite 104, Wallingford, CT 06492 Tel: 1-877-DSL-NET1 Fax: 203-284-6102 Email: info@dsl.net Web: www.dsl.net www.getduet.com

DSL.net Receives Strategic Investment From MegaPath With Option To Acquire DSL.net

WALLINGFORD, Conn. - (BUSINESS WIRE), Aug. 29, 2006 - DSL.net, Inc. (OTCBB: DSLN), a leading nationwide provider of broadband communications services to businesses, today announced that MegaPath Inc., a privately held company and leading provider of Virtual Private Network (VPN) solutions and other managed IP services to businesses nationwide, has made a strategic investment in DSL.net which will allow MegaPath to acquire substantially all of the equity of DSL.net upon receiving regulatory and shareholder approvals.

“DSL.net is known for offering its broadband customers high performance and reliability, over our own network, through innovative service offerings designed to increase our customers’ productivity and business profitability," said David Struwas, Chief Executive Officer of DSL.net. "By combining DSL.net’s and MegaPath’s infrastructure and service offerings, we will be in a position to offer customers outstanding network performance and the most comprehensive set of managed IP services available anywhere. This is great news for both companies’ customers.”

DSL.net currently offers services via its own facilities in over 350 collocations located in Vermont, New Hampshire, Massachusetts, Connecticut, Pennsylvania, Rhode Island, New York, New Jersey, Delaware, Maryland, Virginia and Washington, D.C.

As the leading IP Managed Service Provider (MSP) in North America, MegaPath can offer DSL.net customers expanded broadband coverage throughout the U.S. and Canada. MegaPath can also provide a full range of integrated security, IP telephony, remote access and site-to-site IP VPN services to augment DSL.net’s network services. The acquisition, once completed, will give MegaPath access to DSL.net’s broadband facilities and network expertise to deliver these services throughout the Northeast and Mid-Atlantic regions, which have the highest concentration of businesses in the United States.

“This strategic investment gives us the opportunity to accelerate MegaPath’s growth and improve its profitability, while also providing us with greater control over the quality of service we offer our customers,” said Craig Young, Chairman and Chief Executive Officer of MegaPath. “We are eager to help DSL.net customers grow their businesses by leveraging our wide array of managed IP services, expanded network reach, and additional operational and engineering resources. Moreover, the combined company would offer the financial strength and market leadership that enterprise customers look for when selecting a service provider to manage their business-critical communications.”

The strategic investment by MegaPath was funded in part by certain of MegaPath’s existing investors, which include Fidelity Ventures, Rho Ventures, U.S. Venture Partners, Columbia Capital, Trident Capital and Boston Millennia Partners.

Both companies will continue to operate separately in a “business as usual” manner until the acquisition occurs, which is expected to happen on or about year end, although this date is subject to change.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, www.getduet.com, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

About MegaPath
MegaPath is the leading provider of managed IP communications services in North America. MegaPath leverages its wide selection of broadband connectivity, Virtual Private Networks, Voice over IP (VoIP) and security technologies to enable businesses to lower costs, increase security and enhance productivity. Businesses of all sizes can easily and securely communicate between their headquarters, branch offices, retail locations, mobile workers, and business partners.

To learn more about why over 18,000 companies have chosen MegaPath’s managed IP data, voice and security services to improve their business communications, visit www.megapath.com or call 1-877-MegaPath (638-4342).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) DSL.net's unproven business model, which may not be successful; (ii) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (iii) competition; (iv) DSL.net’s ability to recruit and retain qualified personnel; (v) the parties’ obtaining of requisite regulatory and shareholder approvals as a predicate to the acquisition described above; (vi) DSL.net’s ability to cover any future operating shortfalls, whether through MegaPath’s purchase of subsequent note instruments or otherwise, prior to effectuation of the acquisition described above; (vii) the dilutive consequences of this transaction upon DSL.net’s shares of common stock and the ultimate lack of market for these shares, upon consummation of the anticipated business combination with MegaPath, following receipt of requisite regulatory and shareholder approvals; and (viii) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2005, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:
Media:
Paul Marra
203-284-6183
pmarra@dsl.net